Exhibit 99.1

Contact:
Investor Relations
801-975-7200
investor_relations@clearone.com

ClearOne Reports Record First Quarter Revenue and Net Income

Q1 Non-GAAP EPS Increased 100%

SALT LAKE CITY, UTAH - April 30, 2015

First Quarter 2015 Highlights

•Revenue up 7% to $13.6 million
•Gross margin increased to 62% from 61%
•Non-GAAP operating income up 83%
•Non-GAAP net income up 101%
•Non-GAAP adjusted EBITDA up 76%

Financial Summary

(Dollars in thousands, except per share values)	First Quarter
	2015	2014	Change
Revenue	$13,586	$12,708	7%
Gross Profit	8,462	7,702	10%
Non-GAAP Operating Income	2,527	1,379	83%
Non-GAAP Net Income	1,671	831	101%
Non-GAAP Adjusted EBITDA	2,837	1,615	76%
Non-GAAP Diluted EPS	$0.18	$0.09	100%

ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the three months ended March 31, 2015.
For the 2015 first quarter, revenue increased by 7% to $13.6 million, compared with $12.7 million for the first quarter of 2014. Gross profit was $8.5 million, or 62% of revenue, compared with $7.7 million, or 61% of revenue, for the first quarter of 2014. Non-GAAP operating income increased 83% to $2.5 million from $1.4 million for the first quarter of 2014. Non-GAAP net income increased 101% to $1.7 million, or $0.18 per diluted share, from $0.8 million, or $0.09 per diluted share, for the first quarter of 2014. Non-GAAP Adjusted EBITDA increased 76% to $2.8 million, or $0.30 per diluted share, from $1.6 million, or $0.17 per diluted share, for the first quarter of 2014.

Cash, cash equivalents and investments totaled $36.3 million at March 31, 2015, up from $33.6 million at December 31, 2014. The company continued to have no debt.
“Our record revenues and profits for the first quarter of 2015 follow an impressive milestone achieved with our 2014 financial results - five consecutive years of topline and bottomline growth,” said Zee Hakimoglu, President and Chief Executive Officer. “Our solid first quarter financial performance was fueled by increased demand across all regions. More specifically, we saw continued strong sales for our innovative microphones, as well as network video streaming and media collaboration solutions.”
“While the growth achieved in the first quarter was a great start to the year, we are even more excited about our immediate future. Our unique product offerings, combined with our product and sales strategy, will significantly disrupt current business models backed by obsolete technologies. In addition, we continue to make great strides in our drive to standardize ClearOne products amongst the Fortune 500 and other blue chip companies. Recent successes include adoption of our innovative solutions by the largest electronics company in the world, the largest online social networking company and the fastest growing automobile company in the world.”
Hakimoglu continued, “We recently entered into a new relationship with a strategic reseller in China. This new partnership provides a perfect balance between the reseller’s extensive technical and integration expertise and ClearOne’s innovative audio, video and media collaboration solutions, enabling both companies to introduce compelling offerings in this vast market. Our new strategic reseller's comprehensive reach in China's government and private sectors will considerably grow ClearOne’s market share in Asia and ultimately open new pipelines for ClearOne products.”
Enhanced Wireless Microphone System with Built-in DanteTM Technology
At the end of January, the company introduced a new version of its Digital Wireless Microphone products, now with support for Dante™ technology.  Dante is the industry's fastest growing media networking solution for digital audio networking. The new ClearOne microphone coupled with the Dante media interface is the most economical and versatile, easy to install, easy to use, and easy to scale wireless system in the market today. This newly released microphone system complements other professional audio products from ClearOne. It uses radio-frequency digital wireless signal transmission technology with highly secure encryption for privacy and security. The ClearOne Dante wireless microphone inter-operates with any other Dante device from any supplier, including ClearOne Dante products such as the new CONVERGE® Matrix and CONNECT™ Dante bridge for CONVERGE.
Network Media Streaming Product Line Broadened
At the beginning of February, the company announced its new value-priced VIEW® Pro D210 decoder that enables high-quality, low-latency media streaming over existing IP networks. This cost-efficient network device from ClearOne is the ideal solution for less-demanding deployments such as digital signage applications. Such applications include displays at airports and transportation hubs, hotels, casinos and shopping malls. With the addition of this economical decoder, ClearOne continues to be truly differentiated in the professional market by offering complete AV streaming and distribution systems that can scale to fulfill projects of any size and complexity, from light commercial to the very largest environments.
Non-GAAP Financial Measures
ClearOne provides non-GAAP financial information in the form of non-GAAP operating income, non-GAAP net income, non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP operating income, non-

GAAP net income, non-GAAP Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided below in the tables containing the reconciliation between GAAP and non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release.
About ClearOne
ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.
This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of March 31, 2015	As of December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$10,865	$7,440
Marketable securities	7,314	6,994
Receivables, net of allowance for doubtful accounts of $79 and $58, respectively	8,593	9,916
Inventories, net	13,869	12,766
Distributor channel inventories	1,540	1,698
Deferred income taxes	3,824	3,824
Prepaid expenses and other assets	1,267	2,143
Total current assets	47,272	44,781
Long-term marketable securities	18,133	19,162
Long-term inventories, net	690	876
Property and equipment, net	1,901	2,039
Intangibles, net	7,581	7,896
Goodwill	12,724	12,724
Deferred income taxes	1,265	1,265
Other assets	115	117
Total assets	$89,681	$88,860
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,854	$3,057
Accrued liabilities	2,508	2,694
Deferred product revenue	4,684	5,004
Total current liabilities	11,046	10,755
Deferred rent	222	248
Other long-term liabilities	1,304	1,841
Total liabilities	12,572	12,844
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,111,790 and 9,097,827 shares issued and outstanding	9	9
Additional paid-in capital	45,204	44,939
Accumulated other comprehensive (loss)	(133)	(8)
Retained earnings	32,029	31,076
Total shareholders' equity	77,109	76,016
Total liabilities and shareholders' equity	$89,681	$88,860

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2015	2014
Revenue	$13,586	$12,708
Cost of goods sold	5,124	5,006
Gross profit	8,462	7,702

Operating expenses:
Sales and marketing	2,622	2,737
Research and product development	1,941	2,241
General and administrative	2,000	1,968
Total operating expenses	6,563	6,946

Operating income	1,899	756
Other income, net	104	81
Income before income taxes	2,003	837
Provision for income taxes	731	352
Net income	$1,272	$485

Basic earnings per common share	$0.14	$0.05
Diluted earnings per common share	$0.13	$0.05

Basic weighted average shares outstanding	9,100,107	9,082,546
Diluted weighted average shares outstanding	9,508,479	9,558,941

Comprehensive income:
Net income	$1,272	$485
Other comprehensive income
Unrealized gain on available-for-sale securities, net of tax	55	73
Change in foreign currency translation adjustment	(180)	—
Comprehensive income	$1,147	$558

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2015	2014
Revenue	$13,586	$12,708
Cost of goods sold	5,119	5,004
Gross profit	8,467	7,704

Operating expenses:
Sales and marketing	2,582	2,717
Research and product development	1,908	2,230
General and administrative	1,450	1,378
Total operating expenses	5,940	6,325

Non-GAAP operating income	2,527	1,379
Other income (expense), net	104	81
Income before income taxes	2,631	1,460
Provision for income taxes	960	629
Non-GAAP Net income	$1,671	$831

Basic Non-GAAP earnings per common share	$0.18	$0.09
Diluted Non-GAAP earnings per common share	$0.18	$0.09

Basic weighted average shares outstanding	9,100,107	9,082,546
Diluted weighted average shares outstanding	9,508,479	9,558,941

GAAP Net Income	$1,272	$485
Adjustments:
Share-based compensation	238	84
Amortization of purchased intangibles	314	169
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	7	29
Acquisition related expenses	69	341
Total of adjustments before taxes	628	623
Income taxes affected by the above adjustments	229	277
Total adjustments	399	346
Non-GAAP Net Income	$1,671	$831

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2015	2014
GAAP net income	$1,272	$485
Adjustments:
Provision for income taxes	731	352
Depreciation and amortization	520	324
Non-GAAP EBITDA	2,523	1,161
Share-based compensation	238	84
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	7	29
Acquisition related expenses	69	341
Non-GAAP Adjusted EBITDA	$2,837	$1,615

Basic weighted average shares outstanding	9,100,107	9,082,546
Diluted weighted average shares outstanding	9,508,479	9,558,941

Basic Non-GAAP Adjusted EBITDA per common share	$0.31	$0.18
Diluted Non-GAAP Adjusted EBITDA per common share	$0.30	$0.17